                                                                    Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
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FOR IMMEDIATE RELEASE                CONTACTS:  Michael E. DeDomenico
                                                Chairman and CEO
                                                Robert R. Galvin
                                                CFO and Executive Vice President
                                                (772) 221-1754

                     NUCO2 ANNOUNCES RICHARD D. WATERS, JR.,
                       RESIGNATION FROM BOARD OF DIRECTORS

STUART,  FLORIDA,  December 14, 2004 -- NuCO2 Inc.  (Nasdaq:  NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for  carbonating  fountain beverages,  today  announced  the  resignation  of Richard D. Waters,  Jr., as a member of its Board of Directors.

            "In the five years he has been a Director, Rick has contributed very importantly to our ability to get NuCO2 to where it is today, and his support of our efforts as we successfully  implemented the Company's new growth program has been  invaluable and greatly  appreciated,"  said Michael E.  DeDomenico,  NuCO2
Chairman and CEO.

            Mr.  Waters is a partner of JPMorgan  Partners,  the private  equity investing  arm of  J.P.  Morgan  Chase  & Co.,  which  through  affiliates  owns approximately 1.4 million shares of the Company's common stock, including shares recently converted from their series A preferred shares. As previously announced in last quarter's  earnings call, the Company intends to prepay its subordinated notes, of which an affiliate of JPMorgan Partners is a major holder.

            "NuCO2 has greatly  benefited  from the  participation  of financial sponsors  on its  Board  during a period  of  building  an  effective  financial platform. The Company now is at a level of financial capability which enables us to transition to a more strategic Board," said Mr. DeDomenico.  As a result, the
Company is currently developing a plan to add additional  independent  directors to its Board who will bring  backgrounds  and expertise in  marketing,  business development and operations excellence to support NuCO2's core growth strategy.

            NuCO2 Inc.  is the leading  and only  national  provider of bulk CO2 products  and  services to the U.S.  fountain  beverage  industry.  With service locations within reach of 99% of the fountain  beverage users in the Continental
U.S., NuCO2's  experienced  professionals  comprise the largest network of sales and support  specialists in the industry  serving  national  restaurant  chains, convenience stores,  theme parks and sports and entertainment  complexes,  among others. NuCO2's revenues are largely derived from the installation,  maintenance and rental of bulk CO2 systems and  delivery  of beverage  grade CO2,  which are increasingly  replacing high pressure CO2, until now the traditional  method for carbonating  fountain  beverages.  The  technology  offers  consistent  quality, greater  ease of  operation,  and  heightened  efficiency  and safety  utilizing permanently  installed on-site  cryogenic storage tanks.  NuCO2 provides systems and  services  that  allow  its  customers  to spend  more  time  serving  their customers. Visit the Company's website at www.nuco2.com

            STATEMENTS  CONTAINED IN THIS PRESS RELEASE CONCERNING THE COMPANY'S
OUTLOOK,  COMPETITIVE  POSITION AND OTHER  STATEMENTS OF  MANAGEMENT'S  BELIEFS,
GOALS AND EXPECTATIONS ARE  "FORWARD-LOOKING  STATEMENTS"  WITHIN THE MEANING OF
SECTION 27A OF THE  SECURITIES  ACT OF 1933 AND  SECTION  21E OF THE  SECURITIES
EXCHANGE  ACT OF 1934,  AND ARE  SUBJECT TO RISKS AND  UNCERTAINTIES  THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER  MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE  STATEMENTS.  WITH  RESPECT  TO SUCH  FORWARD-LOOKING  STATEMENTS,  WE CLAIM
PROTECTION  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF 1995. THESE
RISKS AND  UNCERTAINTIES  INCLUDE,  BUT ARE NOT  LIMITED  TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS,  COMPETITION AND FUTURE OPERATING PERFORMANCE.  THE
COMPANY  DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD  LOOKING  STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

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